Exhibit 99.1


                                                                    NEWS RELEASE

    Date:
               August 24, 1998


    Contact:
               Katherine Taylor                                      AMCORE
               Investor Relations Manager                        FINANCIAL, INC.
               815-961-7164




             AMCORE FINANCIAL NAMES NEW INDEPENDENT ACCOUNTING FIRM

    ROCKFORD - AMCORE Financial, Inc., has selected KPMG Peat Marwick LLP, as its independent accounting firm effective for the 1998 fiscal year.

    The move followed a decision by the Company to outsource its internal auditing function to McGladrey and Pullen LLP, which had served as AMCORE's long-standing independent accounting firm. The decision to change accountants was approved by AMCORE's Audit and Executive Committees of the Board of Directors.

    "We're looking forward to working with KPMG Peat Marwick and their team of seasoned professionals," said Robert J. Meuleman, president and chief executive officer. "McGladrey has served us well for many years and our decision to use them as our internal auditors meant that we had to find a new independent accounting firm."

    KPMG Peat Marwick was selected because of their commitment to quality in serving financial services clients throughout the Midwest and nationally. KPMG has not been engaged in any recent years to provide any accounting advice or audit services to AMCORE.

    McGladrey and Pullen's reports on AMCORE's financial statements for the two fiscal years ending December 31, 1996 and 1997, contained no adverse opinion or a disclaimer of opinions, and were not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with McGladrey and Pullen on any matter of accounting principle or practice, financial statement disclosure or audit procedure or scope.

    AMCORE Financial, Inc., headquartered in northern Illinois, is a financial services company with banking assets of $4 billion and 11 banks operating in 68 locations in Illinois and Wisconsin. The company also has four financial services companies: AMCORE Investment Group, which provides trust and brokerage services, and through its wholly owned subsidiary, Investors Management Group, provides capital management and mutual fund administrative services, and is the investment advisor for the Vintage family of mutual funds; AMCORE Mortgage, Inc.; AMCORE Consumer Finance Company, Inc. and AMCORE Insurance Group, Inc.

AMCORE common stock is listed on The NASDAQ Stock Market under the symbol "AMFI." Further information about AMCORE Financial Inc. can be found at our website at http://www.AMCORE.com.